UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2010

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 20, 2010, West Marine, Inc. (the “Company”) held its 2010 annual meeting of stockholders at the Company’s principal executive offices located at 500 Westridge Drive, Watsonville, California 95076. The number of shares of common stock entitled to vote at the annual meeting was 22,350,829, of which 21,365,649 shares were present in person or represented by valid proxy at the meeting.

At the annual meeting, the Company’s stockholders voted to elect the following Board members to hold office until the Company’s 2011 annual meeting of stockholders or until his or her successor is duly elected and qualified: Randolph K. Repass, Geoffrey A. Eisenberg, David McComas, Barbara L. Rambo, Alice M. Richter and Peter Roy.

In addition to electing the directors, the stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

The final voting results on these matters were as follows:

Proposal 1 – Election of Directors.

Directors	For	Withheld	Broker Non- Votes
Randolph K. Repass	14,940,852	3,814,381	2,610,416
Geoffrey A. Eisenberg	18,637,350	117,883	2,610,416
David McComas	18,617,210	138,023	2,610,416
Barbara L. Rambo	18,570,291	184,942	2,610,416
Alice M. Richter	18,482,737	272,496	2,610,416
Peter Roy	18,482,182	273,051	2,610,416

	For	Against	Abstain	Broker Non- Votes
Proposal 2 – To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2010.	21,340,667	22,550	2,432	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:  May 25, 2010                                                             By:  /s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer